UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): September 2, 2019

EHEALTH, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33071	56-2357876
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)
2625 AUGUSTINE DRIVE, SECOND FLOOR
SANTA CLARA, CA, 95054
(Address of principal executive offices) (Zip code)

(650) 584-2700
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	EHTH	The NASDAQ Stock Market LLC

Item 1.01.	Entry into a Material Definitive Agreement.

On September 2, 2019, eHealth China (Xiamen) Technology Co., Ltd. (“eHealth China”), a wholly-owned indirect subsidiary of eHealth, Inc. (the “Company”) entered into an Office Lease Contract and a Property Management Service Contract (collectively, the “9F-10F Office Lease”) with Xiamen Software Industry Investment & Development Co., Ltd. (the “Landlord”) relating to eHealth China’s lease of approximately 3,743.43 square meters of office space on the 9th and 10th floor of the Chuangxin Building located within the software park in Xiamen, China (the “Xiamen Premises”). The 9F-10F Office Lease replaces the Company’s existing Office Lease Contract and Property Management Service Contract with Landlord dated as of March 31, 2006, as amended. The 9F-10F Office Lease commenced on September 1, 2019 and is scheduled to expire on August 31, 2020; provided that the 9F-10F Office Lease shall renew automatically unless either party gives a 120-day notice of non-renewal. Under the terms of the 9F-10F Office Lease, the total base rent is expected to be Renminbi (RMB) 2,695,272 per year, or approximately U.S Dollars (USD) $373,343 per year. In addition, the Company will pay to the Landlord certain property management, maintenance and utilities fees in the amount of RMB 718,736 per year, or approximately USD $99,824 per year. The approximate USD value is estimated based on an exchange rate of 1 USD to 7.2 RMB.
On September 2, 2019, eHealth China also entered into an Office Lease Contract and a Property Management Service Contract (collectively, the “8F Office Lease”) with Landlord relating to eHealth China’s lease of approximately 1,250.89 square meters of office space on the 8th Floor of the Xiamen Premises. The 8F Office Lease replaces the Company’s existing Office Lease Contract and Property Management Service Contract with Landlord dated as of September 23, 2009, as amended. The 8F Office Lease commences on September 15, 2019 and is scheduled to expire September 14, 2020; provided that the 8-F Office Lease shall renew automatically unless either party gives a 120-day notice of non-renewal. Under the terms of the 8F Office Lease, the total base rent is expected to be RMB 840,600 per year, or approximately USD $116,750 per year. In addition, the Company will pay to the Landlord certain property management, maintenance and utilities fees in the amount of RMB 240,160 per year, or approximately USD $33,356 per year.
The foregoing descriptions of the terms of the 9F-10F Office Lease and the 8F Office Lease do not purport to be complete and are qualified in their entirety by reference to the full text of Office Lease Contracts and Property Management Service Contracts, the translated versions of which are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The discussion contained in “Item 1.01 Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
10.1	Office Lease Contract, effective as of September 1, 2019, between eHealth China (Xiamen) Technology Co., Ltd. and Xiamen Software Industry Investment & Development Co., Ltd.
10.2	Property Management Service Contract, effective as of September 1, 2019, between eHealth China (Xiamen) Technology Co., Ltd. and Xiamen Software Industry Investment & Development Co., Ltd.
10.3	Office Lease Contract, effective as of September 15, 2019, between eHealth China (Xiamen) Technology Co., Ltd. and Xiamen Software Industry Investment & Development Co., Ltd.
10.4	Property Management Service Contract, effective as of September 15, 2019, between eHealth China (Xiamen) Technology Co., Ltd. and Xiamen Software Industry Investment & Development Co., Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	September 6, 2019	/s/ Derek N. Yung Derek N. Yung SVP, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Office Lease Contract, effective as of September 1, 2019, between eHealth China (Xiamen) Technology Co., Ltd. and Xiamen Software Industry Investment & Development Co., Ltd.
10.2	Property Management Service Contract, effective as of September 1, 2019, between eHealth China (Xiamen) Technology Co., Ltd. and Xiamen Software Industry Investment & Development Co., Ltd.
10.3	Office Lease Contract, effective as of September 15, 2019, between eHealth China (Xiamen) Technology Co., Ltd. and Xiamen Software Industry Investment & Development Co., Ltd.
10.4	Property Management Service Contract, effective as of September 15, 2019, between eHealth China (Xiamen) Technology Co., Ltd. and Xiamen Software Industry Investment & Development Co., Ltd.